Exhibit 99.1

TransDigm Group Reports Fiscal Fourth Quarter and Year-End Results

Cleveland, Ohio, November 15, 2012/PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fourth quarter and fiscal year ended September 30, 2012.

Highlights for the quarter and fiscal year include:

•	Fourth quarter net sales of $462.6 million, up 34.9% from $343.0 million;

•	Fourth quarter EBITDA As Defined of $215.1 million, up 25.1% from $171.9 million;

•	Fiscal 2012 net sales of $1,700.2 million, up 41.0% from $1,206.0 million;

•	Fiscal 2012 net income from continuing operations of $325.0 million, up 113.5% from $152.2 million;

•	Fiscal 2012 earnings per share of $5.97, up 88.0% from $3.17;

•	Fiscal 2012 EBITDA As Defined of $809.0 million, up 37.2% from $589.9 million; and

•	Fiscal 2012 adjusted earnings per share of $6.67, up 48.9% from $4.48.

Net sales for the quarter rose 34.9% to $462.6 million from $343.0 million in the comparable quarter a year ago. Organic net sales grew approximately 6.7%. The favorable contribution from the acquisitions of Schneller, Harco, AmSafe and Aero-Instruments accounted for the balance of the sales increase.

Net income from continuing operations for the quarter rose 36.6% to $87.9 million, or $1.63 per share, compared to $64.3 million, or $1.20 per share, in the comparable quarter a year ago. The increase in net income primarily reflects the growth in net sales described above and lower acquisition-related costs partially offset by a higher effective tax rate and higher interest expense. The current quarter included acquisition-related and non-cash compensation costs of $5.1 million, net of tax, or $0.09 per share. The comparable quarter a year ago reflected acquisition-related, refinancing and non-cash compensation costs of $12.9 million, net of tax, or $0.25 per share.

Net income from discontinued operations in the comparable quarter a year ago was $3.1 million, or $0.06 per share.

Adjusted net income for the quarter rose 20.4% to $93.0 million, or $1.72 per share, from $77.2 million, or $1.45 per share, in the comparable quarter a year ago.

EBITDA for the quarter increased 30.7% to $209.0 million from $160.0 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 25.1% to $215.1 million compared with $171.9 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 46.5%.

As previously announced on October 25, 2012, TransDigm entered into an agreement to acquire the pump & engine control systems business of Goodrich, a subsidiary of United Technologies Corporation, for approximately $236 million in cash. The acquisition, subject to regulatory approvals and other customary closing conditions, is expected to close late in the current calendar year or early in 2013.

Year-to-Date Results

Fiscal 2012 net sales rose 41.0% to $1,700.2 million from $1,206.0 million in the comparable period last year. Organic sales growth was 11.8%. The acquisitions of McKechnie, Talley, Schneller, Harco, AmSafe and Aero-Instruments accounted for the balance of the sales increase.

Fiscal 2012 net income from continuing operations increased 113.5% to $325.0 million, or $5.97 per share, from $152.2 million, or $2.80 per share. Net income from continuing operations in the prior year included one-time costs of $48.1 million, net of tax, or $0.90 per share, attributable to the refinancing of the Company’s capital structure in connection with the acquisition of McKechnie in the first quarter of fiscal 2011. The remainder of the increase in net income from continuing operations primarily reflects the growth in net sales partially offset by higher interest expense. Net income from continuing operations for the fiscal year ended September 30, 2012 includes acquisition–related and non-cash compensation costs of $34.7 million, net of tax, or $0.64 per share. In addition to the one-time costs attributable to the refinancing noted above, the net income from continuing operations in the comparable period a year ago included acquisition-related and non-cash compensation costs of $38.6 million, net of tax, or $0.73 per share.

Net income from discontinued operations in the comparable period a year ago was $19.9 million, or $0.37 per share.

Fiscal 2012 adjusted net income rose 50.6% to $359.7 million, or $6.67 per share, from $238.9 million, or $4.48 per share, in the comparable period a year ago.

Fiscal 2012 EBITDA increased 61.6% to $768.0 million from $475.1 million in the comparable period a year ago. EBITDA As Defined for the period, increased 37.2% to $809.0 million compared with $589.9 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 47.6%.

“We are pleased with the operating results for both the fourth quarter and full fiscal year,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “Despite growing macro economic uncertainty, we achieved almost 50% growth in adjusted earnings per share for the full fiscal year. This increase was driven by 41% sales growth derived from both our recent acquisitions and organic growth across our market channels. The ongoing strong year-to-

date EBITDA As Defined margin was again achieved in spite of approximately 3 margin point dilution from acquisitions. This financial performance continues to reflect the ability of our proven operating strategy to consistently create real intrinsic value for our shareholders.”

He continued, “In fiscal 2012, we completed the acquisition of three proprietary aerospace component businesses for approximately $870 million. Additionally, we raised approximately $500 million in debt to finance the acquisition of AmSafe in February 2012 and raised $700 million in October 2012 to pay a special dividend in November 2012. We ended the year with approximately $440 million in cash and approximately $300 million of capacity on our revolving credit facility as well as additional borrowing capacity under our credit agreement. This strong liquidity provides us with the flexibility to readily support continued growth and pursue acquisition opportunities.”

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Fiscal 2013 Outlook

Assuming no acquisition activity and based upon current market conditions, the Company expects fiscal 2013 financial performance to be as follows:

•	Net sales are anticipated to be in the range of $1,800 million to $1,900 million compared with $1,700 million in fiscal 2012;

•	EBITDA As Defined is anticipated to be in the range of $864 million to $912 million compared with $809 million in fiscal 2012;

•	Net income is anticipated to be in the range of $336 million to $360 million compared with $325 million in fiscal 2012;

•	Earnings per share are expected to be in the range of $5.44 to $5.88 per share based upon weighted average shares outstanding of 54.5 million compared with $5.97 per share in fiscal 2012; and

•	Adjusted earnings per share are expected to be in the range of $6.54 to $6.98 per share compared with $6.67 per share in fiscal 2012.

The fiscal 2013 guidance is based upon the following market assumptions:

•	In the commercial OEM market, we estimate revenue to be up in the low-single digit percentage range.

•	In the commercial aftermarket, we are assuming revenue growth to be in the 5-10% range.

•	In the defense market, absent any significant impact from sequestration, we estimate revenues to be modestly down.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on November 15, 2012, beginning at 11:00 a.m., Eastern Time. To join the call, dial (800) 320-2978 and enter the pass code 64306308. International callers should dial (617) 614-4923 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”

The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 57227216. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and lighting and control technology.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Because of these limitations, EBITDA and EBITDA As Defined should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA or EBITDA As Defined in isolation and specifically by using other GAAP measures, such as net income, net sales and operating profit, to measure our operating performance. Neither EBITDA nor EBITDA As Defined is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net income or cash flow from operations determined in accordance with GAAP. Our calculation of EBITDA and EBITDA As Defined may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2013 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol

Investor Relations

(216) 706-2945

ir@transdigm.com

TRANSDIGM GROUP INCORPORATED	Table 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED
SEPTEMBER 30, 2012 AND SEPTEMBER 30, 2011
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
NET SALES	$462,606	$342,953	$1,700,208	$1,206,021

COST OF SALES	205,786	149,937	754,491	544,836

GROSS PROFIT	256,820	193,016	945,717	661,185

SELLING AND ADMINISTRATIVE EXPENSES	54,288	38,471	201,709	133,711
AMORTIZATION OF INTANGIBLE ASSETS	11,114	12,155	44,233	40,339

INCOME FROM OPERATIONS	191,418	142,390	699,775	487,135

INTEREST EXPENSE—Net	55,152	48,703	211,906	185,256
REFINANCING COSTS	—	37	—	72,454

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	136,266	93,650	487,869	229,425

INCOME TAX PROVISION	48,400	29,337	162,900	77,200

INCOME FROM CONTINUING OPERATIONS	87,866	64,313	324,969	152,225

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	3,082	—	19,909

NET INCOME	$87,866	$67,395	$324,969	$172,134

NET INCOME APPLICABLE TO COMMON STOCK	$87,866	$67,395	$321,670	$169,323

Net earnings per share:
Net earnings per share from continuing operations—basic and diluted	$1.63	$1.20	$5.97	$2.80
Net earnings per share from discontinued operations—basic and diluted	—	0.06	—	0.37

Net earnings per share	$1.63	$1.26	$5.97	$3.17

Weighted-average shares outstanding:
Basic and diluted	53,882	53,333	53,882	53,333

TRANSDIGM GROUP INCORPORATED	Table 2
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA, EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED
SEPTEMBER 30, 2012 AND SEPTEMBER 30, 2011
(Amounts in thousands)
(Unaudited)

	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Net income	$87,866	$67,395	$324,969	$172,134

Less income from discontinued operations	—	3,082	—	19,909

Income from continuing operations	87,866	64,313	324,969	152,225

Adjustments:
Depreciation and amortization expense	17,582	17,601	68,227	60,460
Interest expense, net	55,152	48,703	211,906	185,256
Income tax provision	48,400	29,337	162,900	77,200

EBITDA, excluding discontinued operations	209,000	159,954	768,002	475,141

Adjustments:
Acquisition related expenses and adjustments (1)	(1,676)	6,168	18,866	29,711
Stock option expense(2)	7,758	5,736	22,151	12,568
Refinancing costs (3)	—	37	—	72,454

Gross Adjustments to EBITDA	6,082	11,941	41,017	114,733

EBITDA As Defined	$215,082	$171,895	$809,019	$589,874

EBITDA As Defined, Margin (4)	46.5%	50.1%	47.6%	48.9%

(1)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group’s operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred, reversal of the earn-out liability related to the Duke's Aerospace earn-out arrangement and other acquisition accounting adjustments.

(2)	Represents the compensation expense recognized by TD Group under our stock option plans.
(3)

Represents costs incurred in connection with the refinancing in December 2010, including the premium paid to redeem our 7 3/4% senior subordinated notes due 2014, the write-off of debt issue costs and unamortized note premium and discount and settlement of the interest rate swap agreement and other expenses.

(4)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED	Table 3
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS AND FISCAL YEARS ENDED
SEPTEMBER 30, 2012 AND SEPTEMBER 30, 2011
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Reported Earnings Per Share
Net income from continuing operations	$87,866	$64,313	$324,969	$152,225
Less: dividends paid on participating securities	—	—	(3,299)	(2,811)

	87,866	64,313	321,670	149,414
Net income from discontinued operations	—	3,082	—	19,909

Net income applicable to common stock—basic and diluted	$87,866	$67,395	$321,670	$169,323

Weighted-average shares outstanding under the two-class method:

Weighted average common shares outstanding	51,535	50,206	50,996	49,888

Vested options deemed participating securities	2,347	3,127	2,886	3,445

Total shares for basic and diluted earnings per share	53,882	53,333	53,882	53,333

Net earnings per share from continuing operations—basic and diluted	$1.63	$1.20	$5.97	$2.80

Net earnings per share from discontinued operations—basic and diluted	—	0.06	—	0.37

Net earnings per share	$1.63	$1.26	$5.97	$3.17

Adjusted Earnings Per Share
Net income from continuing operations	$87,866	$64,313	$324,969	$152,225

Gross adjustments to EBITDA	6,082	11,941	41,017	114,733
Purchase accounting backlog amortization	2,113	5,360	11,056	15,858
Tax adjustment	(3,098)	(4,402)	(17,387)	(43,943)

Adjusted net income	$92,963	$77,212	$359,655	$238,873

Adjusted diluted earnings per share under the two-class method	$1.72	$1.45	$6.67	$4.48

TRANSDIGM GROUP INCORPORATED	Table 4
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
DILUTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Week Periods Ended		Fiscal Years Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Income from continuing operations	$87,866	$64,313	$324,969	$152,225
Less: dividends paid on participating securities	—	—	(3,299)	(2,811)

Net income applicable to common stock	87,866	64,313	321,670	149,414
Less: income from discontinued operations	—	3,082	—	19,909

Income applicable to common stock	$87,866	$67,395	$321,670	$169,323

Weighted average common shares outstanding	51,535	50,206	50,996	49,888

Vested options deemed participating securities	2,347	3,127	2,886	3,445

Weighted-average shares outstanding	53,882	53,333	53,882	53,333

Earnings from continuing operations	$1.63	$1.20	$5.97	$2.80
Adjustments to diluted earnings per share:
Refinancing costs	—	—	—	0.90
Inclusion of the dividend equivalent payment	—	—	0.06	0.05
Non-cash compensation costs	0.09	0.08	0.27	0.16
Acquisition related expenses	—	0.17	0.37	0.57

Adjusted earnings per share	$1.72	$1.45	$6.67	$4.48

TRANSDIGM GROUP INCORPORATED	Table 5
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH
PROVIDED BY OPERATING ACTIVITES TO EBITDA, EBITDA AS DEFINED
FOR THE FISCAL YEARS ENDED
SEPTEMBER 30, 2012 AND SEPTEMBER 30, 2011
(Amounts in thousands, except per share amounts)
(Unaudited)

	Fiscal Years Ended
	September 30, 2012	September 30, 2011
Net Cash Provided by Operating Activities	$413,885	$260,386
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(11,749)	(30,874)
Interest expense—net (1)	199,362	175,414
Income tax provision—current	138,100	130,109
Non-cash equity compensation (2)	(22,151)	(12,574)
Excess tax benefit from exercise of stock options	50,555	23,411
Refinancing costs (3)	—	(72,454)

EBITDA	768,002	473,418
Adjustments:
Acquisition related expenses(4)	18,866	33,466
Stock option expense(5)	22,151	12,568
Refinancing costs (3)	—	72,454
EBITDA from discontinued operations	—	(2,032)

EBITDA As Defined	$809,019	$589,874

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium and discount.
(2)	Represents the compensation expense recognized by TD Group under our stock plans.
(3)

Represents costs incurred in connection with the refinancing in December 2010, including the premium paid to redeem our 7 3/4% senior subordinated notes due 2014, the write-off of debt issue costs and unamortized note premium and discount, and settlement of the interest rate swap agreement and other expenses.

(4)

Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred, reversal of the earn-out liability related to the Duke's Aerospace earn-out arrangement and other acquisition accounting adjustments.

(5)	Represents the compensation expense recognized by TD Group under our stock option plans.

TRANSDIGM GROUP INCORPORATED	Table 6
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA
(Amounts in thousands)
(Unaudited)

	September 30, 2012	September 30, 2011
Cash and cash equivalents	$440,524	$376,183
Trade accounts receivable—Net	235,783	189,293
Inventories—Net	320,503	265,317

Current portion of long-term debt	20,500	15,500
Accounts payable	74,178	62,110
Accrued liabilities	139,237	129,249

Long-term debt	3,598,625	3,122,875

Total stockholders’ equity	1,218,834	810,949